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                        Pacific Life Insurance Company
                     Pacific Select Exec Separate Account

                     Consent to the use of our reports in
                      Post-Effective Amendment No. 11 to
               Registration Statement No. 333-20355 on Form S-6
                    for Pacific Select Estate Preserver II
                    and Pacific Select Estate Preserver IV

                                April 24, 2001
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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 11 to Registration Statement No. 333-20355 on Form S-6 of our report dated February 6, 2001, related to the statement of assets and liabilities of Pacific Select Exec Separate Account of Pacific Life Insurance Company as of December 31, 2000, and the related statement of operations for the year then ended and statement of changes in net assets for each of the two years in the period then ended, and of our report dated February 26, 2001, related to the consolidated financial statements of Pacific Life Insurance Company and subsidiaries as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, appearing in the Prospectuses of Pacific Select Estate Preserver II and Pacific Select Estate Preserver IV, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" appearing in such Prospectuses.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
April 24, 2001